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                                            EXHIBIT 10.2


                NATIONAL SEMICONDUCTOR CORPORATION

                      RESTRICTED STOCK PLAN

1.  OBJECTIVE

    The National Semiconductor Corporation Restricted Stock Plan is designed to further the growth, development and financial success of the Company by providing additional incentives to certain Employees by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

2.  DEFINITIONS

    Whenever used in this Plan, the following terms shall have the meaning set forth below unless the context clearly indicates to the contrary.

Board:  The Board of Directors of the Company.

Committee:  The Stock Option and Compensation Committee of the
Board.

Common Stock: The Company's common stock, par value $.50 per share.

Company: National Semiconductor Corporation ("NSC"), a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability: Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company's disability benefit plans or any successor plan thereto.

Employee: An individual in the regular employ of the Company at any time.

Fair Market Value: As of given date, the Fair Market Value of a share of the Company's stock shall be the opening stock price of the Company's stock on the New York Stock Exchange on such date or if the Company stock is not traded on such day, then on the immediately preceding trading day on the New York Stock Exchange.

Officer: An Employee of the Company who is appointed or elected by the Board to serve as an officer of the Company.

Plan:  This National Semiconductor Corporation Restricted Stock

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Plan.

Restricted Stock: Common Stock of the Company issued pursuant to the terms of this Plan.

Retirement: Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is then
(10) or more, and (b) the terminating employee has certified to the Secretary that he or she does not intend to engage in a full-time vocation.

Secretary:  The Secretary of the Company.

Termination of Employment: The time when the employee-employer relationship between the Restricted Stockholder and the Company is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by reduction in force, resignation, discharge, death, Disability or Retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Company, or (ii) terminations where the Restricted Stockholder continues a relationship (e.g., as a director or as a consultant) with the Company.

Vesting Date: Date that shares of Restricted Stock become unrestricted shares of stock.

3.  SHARES SUBJECT TO THE PLAN

    A.   The shares of stock which may be issued as Restricted
         Stock shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued as Restricted Stock shall not exceed 2,000,000.

    B. Any shares of Restricted Stock reacquired by the Company pursuant to the restrictions thereon may again be utilized under this Plan, subject to the limitations of
         Section 3A.

    C. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapi-talization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities or notes of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares of Restricted Stock which may be issued, including adjust-

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         ments of the limitations in Section 3.A on the maximum
         number and kind of shares which may be issued as Restricted Stock.

4.  ISSUANCE OF RESTRICTED STOCK

    A. Any Employee of the Company who is not an Officer shall be eligible to be issued shares of Restricted Stock.
         Officers are not eligible to be issued shares of Restricted Stock under this Plan.

    B. The Committee shall from time to time, in its absolute discretion:

           (i)     Select from among Employees (including
                   Employees to whom shares of Restricted Stock have previously been issued) those to be issued shares of Restricted Stock;

          (ii)     Determine the number of shares of Restricted
                   Stock to be issued to such selected Employees;
                   and

         (iii) Determine the purchase price, if any, and other terms and conditions applicable to the shares of Restricted Stock, consistent with the Plan.

    C. Shares of the Company's Common Stock issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Committee shall establish the purchase price (if any) and form of payment for Restricted Stock. In all cases legal consideration shall be required for each issuance of Restricted Stock.

    D. Upon the selection of an Employee to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on issuance as it deems appropriate.

5.  TERMS OF RESTRICTED STOCK

    A. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and the Secretary and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

    B. The consideration for the issuance of Restricted Stock shall be set by the Committee.

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    C.   Upon delivery of the shares of Restricted Stock to the
         escrow holder pursuant to Section 5.H, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

    D. Unless otherwise approved in writing by the Committee, no shares of Restricted Stock issued under this Plan may be sold, assigned or otherwise transferred until at least one year has elapsed from the date the Restricted Stock was issued. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such other restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it determines to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this Section 5.D shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

    E. Each individual Restricted Stock Agreement shall provide that Restricted Stock subject to restrictions under the Restricted Stock Agreement shall be reacquired by the Company immediately upon a Termination of Employment for any reason; provided, however, that the Committee may provide that no such reacquisition shall occur in the event of a Termination of Employment because of the Restricted Stockholder's Retirement or Disability or death, in which event the restrictions imposed under the Restricted Stock Agreement shall immediately expire. The Committee shall have the discretion to determine the effect of all matters and questions relating to Termination of Employment, including but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

    F. Upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the

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         Company, the restrictions imposed under the Restricted
         Stock Agreement Restricted Stock shall immediately expire.

    G. Nothing in this Plan or in any Restricted Stock Agreement shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, or interfere with or restrict in any way the rights of the Company to terminate or discharge any Restricted Stockholder at any time for any reason whatsoever. The Company shall retain the absolute and unrestricted right to terminate a Restricted Stockholder's employment at any time for any reason.

    H. The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or are removed. In no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him or her.

    I. The Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

    J. The Company's obligation to issue or deliver to the Restricted Stockholder any certificate or certificates for unrestricted shares of stock or to pay to the Restricted Stockholder any dividends or make any distributions with respect to the Restricted Stock is expressly conditioned upon receipt from the Restricted Stockholder, on or prior to the date the same is required to be withheld, of:

         (i) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (ii) Subject to the Committee's consent and Section 5.J.(iii), full payment by delivery to the Company of unrestricted shares of the Company's Common Stock previously owned by the Restricted Stockholder duly endorsed for transfer to the Company by the Restricted Stockholder with an aggregate Fair Market Value (determined, as applicable, as of the date of the lapse of the restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

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        (iii) With respect to the withholding obligation for
              shares of Restricted Stock that become unrestricted shares of stock as of a Vesting Date, subject to the Committee's consent and to the timing requirements set forth in this Section 5.J.(iii), full payment by retention by the Company of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (iv) Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (i), (ii), or (iii).

6.  ADMINISTRATION

    A. The Committee shall have the duty to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee may delegate any of its rights and duties under this Plan to the Company's Chief Executive Officer.

    B. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock.

7.  OTHER PROVISIONS

    A. No Restricted Stock, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Restricted Stockholder or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.A shall prevent transfers by will or by the applicable laws at descent and distribution.

    B.   The Plan may be wholly or partially amended or otherwise

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         modified, suspended or terminated at any time or from
         time to time by the Board.   Neither the amendment,
         suspension nor termination of the Plan shall, without the consent of the Restricted Stockholder, alter or impair any rights or obligations under any Restricted Stock theretofore issued. No Restricted Stock may be issued during any period of suspension or after termination of the Plan.

    C. This Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company to establish any other forms of incentives or compensation for Employees of the Company, to issue restricted or unrestricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the issuance of restricted or unrestricted stock in connection with the acquisition in any form of the business, stock or assets of any corporation, firm or association.

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